TEMPUR SEALY FINALIZES AGREEMENT ON DANISH TAX DISPUTE

Significant loss contingency favorably settled

LEXINGTON, KY, October 4, 2018 –Tempur Sealy International, Inc. (NYSE: TPX) has executed an agreement between the Company, the U.S. Internal Revenue Service and the Danish Tax Authority (“SKAT”) with respect to income tax assessments from SKAT for the disputed tax years 2001 to 2011.
As discussed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, the Company had received significant income tax assessments from SKAT for prior tax years that the Company had disputed. The tax assessments related to the appropriate royalty rate to be paid to the Company’s Danish subsidiary for the right to utilize certain intangible assets owned by the Danish subsidiary.
The resolution reached in the three-party agreement is consistent with the Company’s tax liability disclosed in its previously filed financial statements, which is significantly less than the amounts originally assessed by SKAT. The settlement will not have a material impact on the Company’s financial position or liquidity as the Company maintains funds equal to the estimated Danish tax liability on deposit with SKAT. The Company’s go forward effective tax rate is not expected to be materially impacted by the agreement.
“We are pleased an agreement could be reached. This dispute on international transfer pricing, which in substance was about whether more profit should be in Denmark or the U.S., was complex. The resolution of this decade old matter removes a material contingency from the business,” said Scott Thompson, Tempur Sealy International, Inc. Chairman and CEO. “I am proud of our team’s commitment to diligently resolving this issue between multiple countries’ government agencies.”
The Company is in the process of entering into negotiations with the U.S. Internal Revenue Service and SKAT to reach a mutual agreement with respect to the appropriate royalty rates for years after 2011. The outcome of these discussions is not expected to have a material impact on the Company’s results of operations, liquidity or financial position.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding the impact of current and prospective agreements with SKAT and the Internal Revenue Service on the Company’s results of operation, liquidity or financial position.  All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.  Numerous factors, many of which are beyond the Company's control, could cause actual outcomes to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s ability to successfully negotiate with the SKAT and the Internal Revenue Service, and the outcome of those negotiations. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com